Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766

or investor@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Reports Fiscal 2016 Fourth Quarter and Full Year Results

•	Revenues of $8.3 Billion for the Fourth Quarter, Up 20.8 Percent Year-Over-Year and $30.7 Billion for the Full Year, Up 15.9 Percent Year-Over-Year

•	Fourth Quarter Adjusted Net Income Per Diluted Share of $0.07, Compared to the Prior Year of $0.06; Full Year Adjusted Net Income Per Diluted Share of $0.23, Compared to the Prior Year of $0.27

•	Fourth Quarter Net Income Per Diluted Share of $0.06, Compared to the Prior Year of $1.79; Full Year Net Income Per Diluted Share of $0.16, Compared to the Prior Year of $2.08
▪	Prior Year’s Fourth Quarter and Full Year Net Income Benefited from a Deferred Tax Valuation Allowance Adjustment of $1.841 Billion, or Approximately $1.80 Per Diluted Share

•	Adjusted EBITDA of $383.0 Million for the Fourth Quarter, Up 11.6 Percent Year-Over-Year and $1,402.3 Million for the Full Year, Up 6.0 Percent Year-Over-Year

CAMP HILL, Pa. (Apr. 7, 2016) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fourth quarter and fiscal year ended February 27, 2016.

For the fourth quarter, the company reported revenues of $8.3 billion, net income of $65.6 million, or $0.06 per diluted share, Adjusted net income of $76.1 million, or $0.07 per diluted share and Adjusted EBITDA of $383.0 million, or 4.6 percent of revenues. For the full year, the company reported revenues of $30.7 billion, net income of $165.5 million, or $0.16 per diluted share, Adjusted net income of $241.0 million or $0.23 per diluted share and Adjusted EBITDA of $1,402.3 million, or 4.6 percent of revenues.

“Our positive fourth-quarter results helped us deliver a successful fiscal year that reflects the tremendous progress we’re making to expand our retail healthcare offering,” said Rite Aid Chairman and CEO John Standley. “In the fourth quarter, we generated nearly $40 million of growth in Adjusted EBITDA, including an increase in our Retail Pharmacy Segment and strong results from our new Pharmacy Services Segment. This was one of many key highlights of fiscal 2016, which was a transformational year that saw us acquire EnvisionRx, launch the ground-breaking wellness+ with Plenti program, complete our 2,000th Wellness store and exceed $30 billion in revenues for the first time.”

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Rite Aid FY 2016 Q4 Press Release - page 2

“We look forward to building upon this success and to continue delivering a higher level of care in the communities we serve. We thank our dedicated Rite Aid associates for their hard work in executing our strategy and providing an even better retail healthcare experience for our customers. We’re also excited about our opportunity to join forces with Walgreens Boots Alliance to further expand consumer access to health care as part of the first global, pharmacy-led health and wellbeing enterprise.”

Fourth Quarter Summary

Revenues for the quarter were $8.3 billion compared to revenues of $6.8 billion in the prior year’s fourth quarter, an increase of $1.4 billion or 20.8 percent. Retail Pharmacy Segment revenues were $6.8 billion and decreased 0.3 percent compared to the prior year period primarily as a result of a decrease in same store sales. Pharmacy Services Segment revenues were $1.5 billion.

Same store sales for the quarter decreased 0.6 percent over the prior year, consisting of a 0.8 percent decrease in pharmacy sales and a 0.4 percent decrease in front-end sales. Pharmacy sales included an approximate 241 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 0.1 percent over the prior year period. Prescription sales accounted for 68.1 percent of total drugstore sales, and third party prescription revenue was 97.9 percent of pharmacy sales.

Adjusted net income (which is reconciled to net income in the attached tables) was $76.1 million or $0.07 per diluted share compared to last year’s fourth quarter adjusted net income of $65.2 million or $0.06 per diluted share.

Adjusted EBITDA (which is reconciled to net income in the attached tables) was $383.0 million or 4.6 percent of revenues for the fourth quarter compared to $343.3 million or 5.0 percent of revenues for the same period last year. Adjusted EBITDA improved due to $34.2 million of Pharmacy Services Segment Adjusted EBITDA and an increase of $5.5 million in Retail Pharmacy Segment Adjusted EBITDA. The increase in Retail Pharmacy Segment Adjusted EBITDA was driven by an increase in front-end gross profit, partially offset by a decrease in pharmacy gross profit and an increase in selling, general and administrative expenses.

In the fourth quarter, the company opened 3 stores, relocated 10 stores, remodeled 89 stores and expanded 1 store, bringing the total number of wellness stores chainwide to 2,042. The company also acquired 2 stores and closed 4 stores, resulting in a total store count of 4,561 at the end of the fourth quarter. The company also opened 3 clinics in the fourth quarter, bringing the total to 78.

Full Year Results

For the fiscal year ended February 27, 2016, Rite Aid had revenues of $30.7 billion compared to revenues of $26.5 billion in the prior year, an increase of $4.2 billion or 15.9 percent. Retail Pharmacy Segment revenues were $26.9 billion and increased 1.3 percent compared to the prior year primarily as a result of an increase in same store sales. Pharmacy Services Segment revenues were $4.1 billion from the date of the acquisition of EnvisionRx, which was June 24, 2015, through the end of the fiscal year.

Same store sales for the year increased 1.3 percent consisting of a 1.8 percent increase in pharmacy sales and a 0.2 percent increase in front end sales. Pharmacy sales included an approximate 221 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 0.5 percent over the prior year period. Prescription sales accounted for 69.1 percent of total drugstore sales, and third party prescription revenue was 97.8 percent of pharmacy sales.

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Rite Aid FY 2016 Q4 Press Release - page 3

Adjusted net income for fiscal 2016 was $241.0 million or $0.23 per diluted share compared to last year’s adjusted net income of $273.0 million or $0.27 per diluted share. The decline in adjusted net income resulted primarily from increased interest expense incurred in connection with the company’s acquisition of EnvisionRx and higher depreciation expense related to an increase in capital spending, partially offset by an increase in Adjusted EBITDA.

Adjusted EBITDA was $1,402.3 million or 4.6 percent of revenues for the year compared to $1,322.8 million or 5.0 percent of revenues for last year. Adjusted EBITDA improved due to $101.4 million of Pharmacy Services Segment Adjusted EBITDA, partially offset by a decrease of $21.9 million in Retail Pharmacy Segment Adjusted EBITDA. The decrease in Retail Pharmacy Segment Adjusted EBITDA was due to an increase in selling, general and administrative expenses related to our higher level of sales and a decrease in pharmacy gross profit, partially offset by an increase in front-end gross profit.

Operating cash flow for fiscal 2016 was approximately $1.0 billion, due to strong Adjusted EBITDA results and contributions from working capital management. Working capital primarily benefited from a reduction in store level pharmacy inventory. The company used this operating cash flow to fund capital expenditures and to reduce borrowings following the acquisition of EnvisionRx.

For the year, the company relocated 20 stores, acquired 6 stores, remodeled 412 stores, expanded 2 stores, opened 5 stores, and closed 20 stores. The company also opened 23 clinics during the fiscal year.

As previously announced on October 27, 2015, Rite Aid and Walgreens Boots Alliance, Inc. (“WBA”) entered into a definitive agreement under which WBA will acquire all outstanding shares of Rite Aid for $9.00 per share in cash, for a total enterprise value of approximately $17.2 billion, including acquired net debt. The board of directors of both companies and Rite Aid’s shareholders have approved the transaction, which is subject to certain conditions, including, among others, the receipt of approval under applicable antitrust laws and other customary closing conditions. The transaction is expected to close in the second half of calendar 2016.

Given the agreement with WBA described above, and as is customary for transactions of this type, Rite Aid does not intend to provide earnings guidance for fiscal 2017.

Rite Aid is one of the nation’s leading drugstore chains with 4,561 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

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Rite Aid FY 2016 Q4 Press Release - page 4

Cautionary Statement Regarding Forward Looking Statements

Statements in this release that are not historical and statements regarding the expected timing of the closing of the proposed merger and the ability of the parties to complete such transaction considering the various closing conditions and any assumptions underlying any of the foregoing, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters, changes in legislation or regulations, including healthcare reform, and risks related to the proposed merger. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, in the definitive proxy statement that we filed with the Securities and Exchange Commission on December 21, 2015 in connection with the proposed merger, and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Additionally, there can be no assurance that the proposed merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed merger will be realized. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Reconciliation of Non-GAAP Financial Measures

The company separately reports financial results on the basis of Adjusted Net Income, Adjusted Net Income per diluted share, and Adjusted EBITDA, which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income, Adjusted Net Income per diluted share and Adjusted EBITDA to net income, which is a comparable GAAP financial measure. Adjusted Net Income and Adjusted Net Income per diluted share excludes amortization of EnvisionRx intangible assets, acquisition-related costs, loss on debt retirements and LIFO adjustments. Adjusted EBITDA is defined as net income excluding the impact of income taxes (and any corresponding adjustments to tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements and other items (including stock-based compensation expense, sale of assets and investments and revenue deferrals related to our customer loyalty program).

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	February 27, 2016	February 28, 2015

ASSETS
Current assets:
Cash and cash equivalents	$124,471	$115,899
Accounts receivable, net	1,601,008	980,904
Inventories, net of LIFO reserve of $1,006,396 and $997,528	2,697,104	2,882,980
Deferred tax assets	-	17,823
Prepaid expenses and other current assets	128,144	224,152
Total current assets	4,550,727	4,221,758
Property, plant and equipment, net	2,255,398	2,091,369
Goodwill	1,713,475	76,124
Other intangibles, net	1,004,379	421,480
Deferred tax assets	1,539,141	1,766,349
Other assets	213,890	200,345
Total assets	$11,277,010	$8,777,425

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$26,848	$100,376
Accounts payable	1,542,797	1,133,520
Accrued salaries, wages and other current liabilities	1,427,250	1,193,419
Deferred tax liabilities	-	57,685
Total current liabilities	2,996,895	2,485,000
Long-term debt, less current maturities	6,914,393	5,397,588
Lease financing obligations, less current maturities	52,895	61,152
Other noncurrent liabilities	731,399	776,629
Total liabilities	10,695,582	8,720,369

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	1,047,754	988,558
Additional paid-in capital	4,822,665	4,521,023
Accumulated deficit	(5,241,210)	(5,406,675)
Accumulated other comprehensive loss	(47,781)	(45,850)
Total stockholders' equity	581,428	57,056
Total liabilities and stockholders' equity	$11,277,010	$8,777,425

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended February 27, 2016	Thirteen weeks ended February 28, 2015

Revenues	$8,270,136	$6,847,929
Costs and expenses:
Cost of revenues	6,228,581	4,892,068
Selling, general and administrative expenses	1,810,288	1,718,327
Lease termination and impairment charges	26,753	21,284
Interest expense	103,678	98,442
Gain on sale of assets, net	(348)	(1,259)

	8,168,952	6,728,862

Income before income taxes	101,184	119,067
Income tax expense (benefit)	35,567	(1,715,965)
Net income	$65,617	$1,835,032

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$65,617	$1,835,032
Add back - Interest on convertible notes	-	1,364
Income attributable to common stockholders - diluted	$65,617	$1,836,396

Denominator:
Basic weighted average shares	1,041,157	977,716
Outstanding options and restricted shares, net	17,357	22,097
Convertible notes	-	24,792

Diluted weighted average shares	1,058,514	1,024,605

Basic income per share	$0.06	$1.88
Diluted income per share	$0.06	$1.79

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Fifty-two weeks ended February 27, 2016	Fifty-two weeks ended February 28, 2015

Revenues	$30,736,657	$26,528,377
Costs and expenses:
Cost of revenues	22,910,402	18,951,645
Selling, general and administrative expenses	7,013,346	6,695,642
Lease termination and impairment charges	48,423	41,945
Interest expense	449,574	397,612
Loss on debt retirements, net	33,205	18,512
Loss (gain) on sale of assets, net	3,303	(3,799)

	30,458,253	26,101,557

Income before income taxes	278,404	426,820
Income tax expense (benefit)	112,939	(1,682,353)
Net income	$165,465	$2,109,173

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$165,465	$2,109,173
Add back - Interest on convertible notes	-	5,456
Income attributable to common stockholders - diluted	$165,465	$2,114,629

Denominator:
Basic weighted average shares	1,024,377	971,102
Outstanding options and restricted shares, net	17,985	21,967
Convertible notes	-	24,792

Diluted weighted average shares	1,042,362	1,017,861

Basic income per share	$0.16	$2.17
Diluted income per share	$0.16	$2.08

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(unaudited)

	Thirteen weeks ended February 27, 2016	Thirteen weeks ended February 28, 2015

Net income	$65,617	$1,835,032
Other comprehensive loss:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $2,875 and $6,042 tax benefit	(3,723)	(10,495)
Total other comprehensive loss	(3,723)	(10,495)
Comprehensive income	$61,894	$1,824,537

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(unaudited)

	Fifty-two weeks ended February 27, 2016	Fifty-two weeks ended February 28, 2015

Net income	$165,465	$2,109,173
Other comprehensive loss:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $1,681 and $6,042 tax benefit	(1,931)	(8,516)
Total other comprehensive loss	(1,931)	(8,516)
Comprehensive income	$163,534	$2,100,657

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended February 27, 2016	Thirteen weeks ended February 28, 2015

Retail Pharmacy Segment
Revenues (a)	$6,826,984	$6,847,929
Cost of revenues (a)	4,873,484	4,892,068
Gross profit	1,953,500	1,955,861
LIFO credit	(6,796)	(23,489)
FIFO gross profit	1,946,704	1,932,372

Gross profit as a percentage of revenues	28.61%	28.56%
LIFO credit as a percentage of revenues	-0.10%	-0.34%
FIFO gross profit as a percentage of revenues	28.51%	28.22%

Selling, general and administrative expenses	1,737,759	1,718,327
Selling, general and administrative expenses as a percentage of revenues	25.45%	25.09%

Cash interest expense	98,081	86,774
Non-cash interest expense	5,342	11,668
Total interest expense	103,423	98,442

Adjusted EBITDA	348,785	343,295
Adjusted EBITDA as a percentage of revenues	5.11%	5.01%

Pharmacy Services Segment
Revenues (a)	$1,530,729
Cost of revenues (a)	1,442,674
Gross profit	88,055

Gross profit as a percentage of revenues	5.75%

Adjusted EBITDA	34,224
Adjusted EBITDA as a percentage of revenues	2.24%

(a) - Revenues and cost of revenues include $87,577 of inter-segment activity that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION
(Dollars in thousands)
(unaudited)

	Fifty-two weeks ended February 27, 2016	Fifty-two weeks ended February 28, 2015

Retail Pharmacy Segment
Revenues (a)	$26,865,931	$26,528,377
Cost of revenues (a)	19,270,502	18,951,645
Gross profit	7,595,429	7,576,732
LIFO charge (credit)	11,163	(18,857)
FIFO gross profit	7,606,592	7,557,875

Gross profit as a percentage of revenues	28.27%	28.56%
LIFO charge (credit) as a percentage of revenues	0.04%	-0.07%
FIFO gross profit as a percentage of revenues	28.31%	28.49%

Selling, general and administrative expenses	6,824,698	6,695,642
Selling, general and administrative expenses as a percentage of revenues	25.40%	25.24%

Cash interest expense	412,133	372,909
Non-cash interest expense	37,170	24,703
Total interest expense	449,303	397,612

Adjusted EBITDA	1,300,905	1,322,843
Adjusted EBITDA as a percentage of revenues	4.84%	4.99%

Pharmacy Services Segment
Revenues (a)	$4,103,513
Cost of revenues (a)	3,872,687
Gross profit	230,826

Gross profit as a percentage of revenues	5.63%

Adjusted EBITDA	101,357
Adjusted EBITDA as a percentage of revenues	2.47%

(a) - Revenues and cost of revenues include $232,787 of inter-segment activity that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended February 27, 2016	Thirteen weeks ended February 28, 2015

Reconciliation of net income to adjusted EBITDA:
Net income	$65,617	$1,835,032
Adjustments:
Interest expense	103,678	98,442
Income tax expense	61,925	125,339
Income tax valuation allowance reduction	(26,358)	(1,841,304)
Depreciation and amortization	135,430	107,425
LIFO credit	(6,796)	(23,489)
Lease termination and impairment charges	26,753	21,284
Other	22,760	20,566
Adjusted EBITDA	$383,009	$343,295
Percent of revenues	4.63%	5.01%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Fifty-two weeks ended February 27, 2016	Fifty-two weeks ended February 28, 2015

Reconciliation of net income to adjusted EBITDA:
Net income	$165,465	$2,109,173
Adjustments:
Interest expense	449,574	397,612
Income tax expense	139,297	158,951
Income tax valuation allowance reduction	(26,358)	(1,841,304)
Depreciation and amortization	509,212	416,628
LIFO charge (credit)	11,163	(18,857)
Lease termination and impairment charges	48,423	41,945
Loss on debt retirements, net	33,205	18,512
Other	72,281	40,183
Adjusted EBITDA	$1,402,262	$1,322,843
Percent of revenues	4.56%	4.99%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended February 27, 2016	Thirteen weeks ended February 28, 2015

Net income	$65,617	$1,835,032
Add back - Income tax expense (benefit)	35,567	(1,715,965)
Income before income taxes	101,184	119,067

Adjustments:
Amortization of EnvisionRx intangible assets	17,310	-
LIFO credit	(6,796)	(23,489)
Acquisition-related costs	5,686	8,309

Adjusted income before income taxes	117,384	103,887

Adjusted income tax expense (a)	41,319	38,646
Adjusted net income	$76,065	$65,241

Adjusted net income per diluted share	$0.07	$0.06

(a)	The fiscal year 2015 annual effective tax rate, adjusted for the income tax valuation reduction of $1.841 billion, is used for the thirteen weeks ended February 28, 2015.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Fifty-two weeks ended February 27, 2016	Fifty-two weeks ended February 28, 2015

Net income	$165,465	$2,109,173
Add back - Income tax expense (benefit)	112,939	(1,682,353)
Income before income taxes	278,404	426,820

Adjustments:
Amortization of EnvisionRx intangible assets	55,527	-
LIFO charge (credit)	11,163	(18,857)
Loss on debt retirements, net	33,205	18,512
Acquisition-related costs	27,482	8,309

Adjusted income before income taxes	405,781	434,784

Adjusted income tax expense (a)	164,747	161,740
Adjusted net income	$241,034	$273,044

Adjusted net income per diluted share	$0.23	$0.27

(a)	The estimated annualized effective tax rate used for the fifty-two weeks ended February 28, 2015 is adjusted for the income tax valuation allowance reduction of $1.841 billion.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended February 27, 2016	Thirteen weeks ended February 28, 2015

OPERATING ACTIVITIES:
Net income	$65,617	$1,835,032
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	135,430	107,425
Lease termination and impairment charges	26,753	21,284
LIFO credit	(6,796)	(23,489)
Gain on sale of assets, net	(348)	(1,259)
Stock-based compensation expense	11,419	6,458
Changes in deferred taxes	28,793	(1,726,487)
Excess tax benefit on stock options and restricted stock	(1,448)	(13,916)
Changes in operating assets and liabilities:
Accounts receivable	(24,239)	15,591
Inventories	181,619	138,023
Accounts payable	(110,817)	(124,905)
Other assets and liabilities, net	21,882	(58,757)
Net cash provided by operating activities	327,865	175,000
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(127,009)	(101,890)
Intangible assets acquired	(31,036)	(32,949)
Proceeds from sale-leaseback transactions	36,732	-
Proceeds from dispositions of assets and investments	1,085	4,935
Net cash used in investing activities	(120,228)	(129,904)
FINANCING ACTIVITIES:
Net (payments to) proceeds from revolver	(280,000)	945,000
Principal payments on long-term debt	(5,750)	(1,151,897)
Change in zero balance cash accounts	(27,867)	41,015
Net proceeds from the issuance of common stock	2,751	8,594
Excess tax benefit on stock options and restricted stock	1,448	13,916
Deferred financing costs paid	-	(18,779)
Net cash used in financing activities	(309,418)	(162,151)
Decrease in cash and cash equivalents	(101,781)	(117,055)
Cash and cash equivalents, beginning of period	226,252	232,954
Cash and cash equivalents, end of period	$124,471	$115,899

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$127,009	$101,890
Intangible assets acquired	31,036	32,949
Total cash capital expenditures	158,045	134,839
Equipment received for noncash consideration	1,000	-
Equipment financed under capital leases	6,115	1,408
Gross capital expenditures	$165,160	$136,247

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Fifty-two weeks ended February 27, 2016	Fifty-two weeks ended February 28, 2015

OPERATING ACTIVITIES:
Net income	$165,465	$2,109,173
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	509,212	416,628
Lease termination and impairment charges	48,423	41,945
LIFO charge (credit)	11,163	(18,857)
Loss (gain) on sale of assets, net	3,303	(3,799)
Stock-based compensation expense	37,948	23,390
Loss on debt retirements, net	33,205	18,512
Changes in deferred taxes	79,488	(1,726,487)
Excess tax benefit on stock options and restricted stock	(22,884)	(41,563)
Changes in operating assets and liabilities:
Accounts receivable	291,659	(25,902)
Inventories	181,958	129,985
Accounts payable	(21,187)	(169,952)
Other assets and liabilities, net	(320,351)	(104,114)
Net cash provided by operating activities	997,402	648,959
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(541,347)	(426,828)
Intangible assets acquired	(128,648)	(112,558)
Acquisition of businesses, net of cash acquired	(1,778,377)	(69,793)
Proceeds from sale-leaseback transactions	36,732	-
Proceeds from dispositions of assets and investments	9,782	15,494
Net cash used in investing activities	(2,401,858)	(593,685)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,800,000	1,152,293
Net proceeds from revolver	375,000	1,325,000
Principal payments on long-term debt	(672,717)	(2,595,709)
Change in zero balance cash accounts	(62,878)	1,081
Net proceeds from the issuance of common stock	11,376	24,117
Financing fees paid for early debt redemption	(26,003)	(13,841)
Excess tax benefit on stock options and restricted stock	22,884	41,563
Deferred financing costs paid	(34,634)	(20,285)
Net cash provided by (used in) financing activities	1,413,028	(85,781)
Increase (decrease) in cash and cash equivalents	8,572	(30,507)
Cash and cash equivalents, beginning of period	115,899	146,406
Cash and cash equivalents, end of period	$124,471	$115,899

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$541,347	$426,828
Intangible assets acquired	128,648	112,558
Total cash capital expenditures	669,995	539,386
Equipment received for noncash consideration	3,011	1,600
Equipment financed under capital leases	9,614	6,157
Gross capital expenditures	$682,620	$547,143